UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2008

LKQ CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

  (Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2008, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding capital stock of Pick-Your-Part Auto Wrecking (“PYP”) from the shareholders of PYP in exchange for approximately $72.9 million (subject to adjustments based on the working capital of PYP at closing).  We have an option to pay up to 60% of the purchase price with shares of our common stock.  The acquisition is subject to customary closing conditions.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Purchase Agreement has been incorporated by reference herein to provide you with information regarding its terms.  It is not intended to provide any other factual information about us.  Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 8.01.  Other Events.

On August 18, 2008, we issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1

Stock Purchase Agreement dated as of August 15, 2008, among LKQ Corporation, Glenn C. McElroy, Phillip B. McElroy, Thomas C. Hutton, John L. Neu, Robert T. Neu and Jeffrey P. Neu, and Pick-U-Part Auto Wrecking.

99.1	Press release dated August 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 21, 2008

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel